EXHIBIT 99.1

SATCON REPORTS 45% INCREASE IN SALES IN SECOND QUARTER OF FISCAL 2008

Boston, Massachusetts — August 12, 2008 - Satcon Technology Corporation (NASDAQ CM:SATC), a leading provider of utility scale distributed power solutions for the renewable energy market, today reported that revenue for the second quarter of fiscal 2008 increased by 45% to $16.9 million, up from $11.7 million  for the second quarter of fiscal 2007.  For the first six months of 2008, revenue grew 59% to $31.8 million from $20.0 million in the first six months of 2007.  These results were driven by continued strong sales of the company’s solar photovoltaic (PV) and fuel cell solutions, which increased by approximately 90% over the second quarter of fiscal 2007.

Net loss for the second quarter was approximately $8.0 million, compared with a net loss of $3.7 million for the second quarter of 2007.  As compared to the second-quarter of 2007 net loss includes a $2.8 million non-cash charge related to the change in fair value of the company’s warrants, $0.4 million of non-cash employee stock-based compensation, $0.6 million in non-cash restructuring costs, as well as $0.6 million in costs associated with continued research and development, and increases in sales and marketing and general and administrative expenses.  For the first six months of 2008, net loss was $11.4 million, compared with a net loss of $7.1 million in the same period in 2007.

Net loss attributable to common shareholders was $9.1 million, or ($0.18) per share, and $13.5 million, or ($0.27) per share, for the three- and six-month periods ending June 28, 2008, respectively.

Cash and cash equivalents at June 28, 2008 were $9.8 million, compared with $11.7 million at March 29, 2008.  Cash used in operations decreased approximately 16% over the March 29, 2008 period.

Comments on the Second Quarter

“The growing demand for renewable energy solutions across a variety of applications, combined with our strong presence in the distributed power markets, resulted in another quarter of solid top-line growth,” said Steve Rhoades, President and Chief Executive Officer of Satcon.  “Sales of our solar PV and fuel cell inverters continued to drive revenues during the quarter.  Shipments of these solutions increased in the U.S. and Europe, and we made significant penetration in Asia.  We continue to see promising growth opportunities for Satcon in the U.S. and overseas as countries begin to invest more resources in renewable energy as a primary power generation source.”

Business Outlook

“Looking ahead, we are focused on positioning Satcon as a worldwide leader in commercial and utility scale power solutions within the renewable energy market,” said Rhoades.  “Key elements of our strategy include reorganizing the company’s business operations, adding seasoned experts to our management team and capitalizing on our strong product set and industry-leading intellectual property.  Based on these initiatives, and the ongoing support of our customers, channel partners, shareholders,

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and employees, we believe these aggressive actions will enable us to build a growing and profitable company.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, August 12, 2008 at 5:00 p.m. ET.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investors section of the company’s website at www.Satcon.com.  The conference call also can be accessed by dialing (877) 660-8922 (U.S. and Canada) or (719) 325-4896 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility scale distributed power solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For over 22 years, Satcon has designed and delivered the next generation of efficient energy systems for solar photovoltaic, stationary fuel cells, wind-turbines, and energy storage systems.  To learn more about Satcon, please visit www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact:

Leah Gibson

Investor Relations Manager

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 28,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$9,769,382	$12,615,566
Restricted cash and cash equivalents	84,000	84,000
Accounts receivable, net of allowance of $139,350 and $211,263 at June 28, 2008 and December 31, 2007, respectively	10,253,131	10,462,323
Unbilled contract costs and fees	493,694	536,567
Inventory	20,865,346	17,190,424
Prepaid expenses and other current assets	963,411	1,073,194

Total current assets	42,428,964	41,962,074
Property and equipment, net	2,978,599	3,059,651
Goodwill, net	704,362	704,362
Intangibles, net	596,595	793,739
Other long-term assets	57,481	88,851
Total assets	$46,766,001	$46,608,677

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Bank line of credit	$3,000,000	$—
Accounts payable	6,112,552	9,153,234
Accrued payroll and payroll related expenses	1,850,446	1,880,867
Other accrued expenses	3,783,994	3,453,883
Accrued contract losses	1,368,642	1,300,000
Accrued restructuring	451,152	—
Deferred revenue	14,108,156	8,103,093
Total current liabilities	$30,674,942	$23,891,077

Warrant liability	5,536,264	3,244,316
Redeemable convertible Series B preferred stock (340 shares issued and outstanding at June 28, 2008 and December 31, 2007; face value $5,000 per share; liquidation preference $1,700,000)	1,700,000	1,700,000
Other long-term liabilities	194,579	133,900
Total liabilities	$38,105,785	$28,969,293

Commitments and contingencies (Note H)
Redeemable convertible Series C preferred stock (25,000 shares issued and outstanding at June 28, 2008 and December 31, 2007, face value $1,000 per share, liquidation preference $30,000,000 at June 28, 2008 and December 31, 2007)	15,091,845	13,276,091

Stockholders’ equity (deficit):
Common stock; $0.01 par value, 200,000,000 shares authorized; 50,921,737 and 49,803,979 shares issued and outstanding at June 28, 2008 and December 31, 2007, respectively	509,217	498,040
Additional paid-in capital	181,985,571	180,933,100
Accumulated deficit	(188,174,472)	(176,757,615)
Accumulated other comprehensive loss	(751,945)	(310,232)
Total stockholders’ equity (deficit)	$(6,431,629)	$4,363,293
Total liabilities and stockholders’ equity (deficit)	$46,766,001	$46,608,677

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Revenue:
Product revenue	$13,130,161	$9,919,486	$26,832,651	$16,452,072
Funded research and development and other revenue	3,807,450	1,774,666	4,991,128	3,559,845
Total revenue	$16,937,611	$11,694,152	$31,823,779	$20,011,917
Operating costs and expenses:
Cost of product revenue	12,410,366	10,044,974	25,058,835	16,415,446
Research and development and other revenue expenses:
Funded research and development and other revenue expenses	2,666,547	1,312,047	3,682,420	2,668,846
Unfunded research and development expenses	1,250,582	645,603	2,248,660	1,323,012
Total research and development and other revenue expenses	$3,917,129	$1,957,650	$5,931,080	$3,991,858
Selling, general and administrative expenses	5,451,620	3,113,879	8,606,875	5,937,720
Amortization of intangibles	78,572	83,773	157,144	193,594
Restructuring costs	606,607	—	606,607	—
Total operating costs and expenses	$22,464,294	$15,200,276	$40,360,541	$26,538,618
Operating loss	$(5,526,683)	$(3,506,124)	$(8,536,762)	$(6,526,701)
Change in fair value of convertible notes and warrants	(2,396,717)	385,035	(2,864,198)	584,628
Other expense, net	(64,509)	(24,925)	(10,777)	(65,479)
Interest income	70,886	36,692	140,271	122,231
Interest expense	(98,634)	(626,322)	(145,391)	(1,235,706)
Net loss	$(8,015,657)	$(3,735,644)	$(11,416,857)	$(7,121,027)

Accretion on Series C Preferred Stock to redemption value	(679,008)	—	(1,317,000)	—
Dividend on Series C Preferred Stock	(310,792)	—	(614,754)	—
Deemed dividend on Series C Preferred Stock	(116,000)	—	(116,000)	—

Net loss attributable to common stockholders	$(9,121,457)	$(3,735,644)	$(13,464,611)	$(7,121,027)

Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.18)	$(0.09)	$(0.27)	$(0.17)

Weighted average number of common shares, basic and diluted	50,414,800	42,869,473	50,174,860	42,132,067